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                                                                    Exhibit 10.2

                            STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of this 7th day of September, 1996, by and between Cabot Noble, Inc., a Delaware corporation ("Buyer"), SUPERVALU INC., a Delaware corporation ("SVU"), and Supermarket Operators of America, Inc., a Delaware corporation and a wholly owned subsidiary of SVU ("Seller").

                                   RECITALS

A. ShopKo, Inc., a Minnesota corporation ("ShopKo"), Phar-Mor, Inc., a Pennsylvania corporation ("Phar-Mor"), and Buyer are, concurrently herewith, entering into a certain Agreement and Plan of Reorganization, pursuant to which the existing shareholders of ShopKo, (including Seller) and Phar-Mor will exchange their shares of ShopKo common stock and Phar-Mor common stock, respectively, for shares of the common stock of Buyer (the "Reorganization Agreement"). (Shares of Buyer common stock received by Seller pursuant to the Reorganization (as defined in the Reorganization Agreement) are referred to as the "Shares".)

B. As an integral part of the Reorganization, Seller agrees to sell, and Buyer agrees to purchase for the price and on the terms hereinafter set forth, the Shares.

                                  AGREEMENTS

     NOW, THEREFORE, in order to implement said sale and purchase, and in consideration of the mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     SECTION 1.  DEFINITIONS.

     1.1 DEFINED TERMS. As used herein, the following terms shall have the following meanings:

          CLOSING shall have the meaning set forth in Section 2.4.

          CLOSING DATE shall have the meaning set forth in Section 2.3.

          INDEMNIFIED PARTY AND INDEMNIFYING PARTY shall have the meanings set forth in Section 7.2 of this Agreement.

          LIEN shall mean with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim or restriction of any kind in respect of such property or asset. For purposes of this Agreement, any restriction or limitation with respect to
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a security or other ownership interest (including any restriction on the right to vote, sell or otherwise dispose of such security or ownership interest) shall constitute a "Lien" thereon. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale relating to such property or asset.

     PERSON shall mean an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or agency or instrumentality thereof.

     PURCHASE PRICE shall have the meaning set forth in Section 2.2 of this Agreement.

     SHORT-TERM PROMISSORY NOTE shall mean that certain promissory note to be issued by Buyer to Seller at the Closing, to mature on January 31, 1997, substantially in the form attached hereto as Exhibit A.

     STOCK PLEDGE AGREEMENT shall mean that certain stock pledge agreement to be executed and delivered at Closing, substantially in the form attached hereto as Exhibit B.

     1.2 OTHER DEFINITIONAL PROVISIONS. For purposes of this Agreement, the following additional rules of construction shall apply:

          (a) All capitalized terms used herein and not defined herein shall have the meaning set forth in the Reorganization Agreement.

          (b) Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter; and

          (c) The term "including" shall not be limiting or exclusive, unless specifically indicated to the contrary.

     SECTION 2.  PURCHASE AND SALE OF SHARES.

     2.1  SALE OF SHARES.

     Subject to the provisions of this Agreement, at the Closing, Seller shall sell, and Buyer shall purchase, the Shares.

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     2.2  PURCHASE PRICE

          The purchase price for the Shares (the "Purchase Price") shall be $248,438,339, payable to Seller at the Closing as follows:

          (a) Cash in the amount of $208,038,339 by wire transfer of immediately available funds, to a bank account designated to Buyer in writing at least two (2) business days prior to the Closing; and

          (b) The Short-Term Promissory Note in a principal amount equal to $40,400,000.

     2.3 TIME AND PLACE OF CLOSING. Closing shall be held at the offices of Swidler & Berlin, Chartered, 3000 K Street, N.W., Washington, D.C., on the Effective Date of the Reorganization (the "Closing Date").

     2.4  THE CLOSINGS.  At the closing ("Closing"):

          (a) Seller shall deliver to Buyer certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers), for transfer to Buyer;

          (b) Buyer shall pay to Seller the cash portion of the Purchase Price and shall deliver to Seller the Short-Term Promissory Note all as set forth in Section 2.2 hereof;

          (c) Seller and Buyer shall each execute and deliver the Stock Pledge Agreement and any other documents and instruments contemplated thereby; and

          (d) Buyer shall deliver to Seller a certificate or certificates representing that number of Shares pledged pursuant to the Stock Pledge Agreement.

     2.5 FURTHER ASSURANCES. From and after the Closing Date, Buyer, SVU and Seller shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, documents, instruments, transfers, conveyances, discharges, releases, assurances and consents as Buyer, SVU or Seller may, from time to time, reasonably request to confirm, perfect and evidence the transfers and transactions contemplated by this Agreement and the Stock Pledge Agreement.

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     SECTION 3.  REPRESENTATIONS AND WARRANTIES OF SELLER AND SVU.

     In order to induce Buyer to enter into this Agreement, Seller and SVU hereby, jointly and severally, represent and warrant to Buyer that the following statements are true, correct and complete as of the date on which made and will be true, correct and complete as of the Closing Date.

     3.1 INCORPORATION; AUTHORIZED SHARES. Each of Seller and SVU is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

     3.2 SHARES. As of the date of this Agreement, Seller is the owner of 14,731,667 ShopKo Common Shares. As of the Closing, Seller will be the record owner, and Seller and SVU will be the beneficial owners, of the Shares, free and clear of all Liens. Other than this Agreement and the Reorganization Agreement, there are no agreements relating to the issuance, sale, or transfer of the Shares or otherwise regarding the Shares.

     3.3 AUTHORITY OF SELLER. Each of Seller and SVU has the power to execute, deliver, and perform this Agreement and Seller has the power to execute, deliver and perform the Stock Pledge Agreement. Each of Seller and SVU has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the Stock Pledge Agreement, and has full corporate power to perform its obligations hereunder and thereunder and to consummate the transactions contemplated by this Agreement and the Stock Pledge Agreement, in each case, to the extent that Seller or SVU is a party hereto or thereto. The execution and delivery of this Agreement and the Stock Pledge Agreement and consummation of the transactions set forth herein and therein have been duly authorized by its respective board of directors and no other proceedings on its part are necessary to authorize the execution, delivery and performance of the Agreement or the Stock Pledge Agreement or the transactions contemplated herein or therein.

     3.4 BINDING EFFECT. This Agreement constitutes the legal, valid and binding obligation of Seller and SVU enforceable against Seller and SVU in accordance with its terms, and the Stock Pledge Agreement will constitute, when duly executed and delivered in accordance with its terms, the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, in each case, subject to bankruptcy, insolvency and similar laws of general application affecting rights and remedies of creditors and other obligees and to general equitable principles.

     3.5 NONCONTRAVENTION. Neither the execution and delivery of this Agreement by SVU and Seller nor the execution and delivery of the Stock Pledge Agreement by Seller, nor the consummation of any of the transactions contemplated hereby or thereby, nor compliance with any of the provisions hereof or thereof, will violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute

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a default) under, or result in the termination or suspension of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the properties or assets of such party under, any of the terms, conditions or provisions of the respective certificate of incorporation or by-laws of such party or any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or instrument to which it is a party or to which it or its properties may be subject, or any statute, rule, regulation, judgment, order, decree or other legal requirement applicable to such party.

     3.6 INVESTMENT INTENT. Seller is acquiring the Short-Term Promissory Note for its own account, for investment and without any present view to making a public offering or distribution of the same. Neither Seller nor SVU shall resell, transfer or dispose of the Short-Term Promissory Note in violation of the Securities Act of 1933, as amended, or applicable state securities laws.


     SECTION 4.  REPRESENTATIONS AND WARRANTIES OF BUYER.

     In order to induce Seller and SVU to enter into this Agreement, Buyer hereby represents and warrants to Seller and SVU that the following statements are true, correct and complete as of the date on which made and will be true, correct and complete as of the Closing Date.

     4.1 ORGANIZATION, OWNERSHIP, ETC., OF BUYER. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

     4.2 AUTHORITY OF BUYER. Buyer has the power to execute, deliver, and perform this Agreement and the Stock Pledge Agreement. Buyer has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the Stock Pledge Agreement, and has full corporate power to perform its obligations hereunder and thereunder and to consummate the transactions contemplated by this Agreement and the Stock Pledge Agreement. The execution and delivery of this Agreement and the Stock Pledge Agreement and consummation of the transactions set forth herein and therein have been duly authorized by its board of directors and no other proceedings on its part are necessary to authorize the execution, delivery and performance of this Agreement or the Stock Pledge Agreement or the transactions contemplated herein or therein.

     4.3 BINDING EFFECT. This Agreement constitutes and, when executed and delivered in accordance with its terms, the Stock Pledge Agreement will constitute, the legal, valid, and binding obligation of Buyer enforceable against it in accordance with its terms, in each case, subject to bankruptcy, insolvency and similar laws of general application affecting rights and remedies of creditors and other obligees and to general equitable principles.

     4.4 VALID ISSUANCE. The Short-Term Promissory Note, when issued and delivered against delivery of the Shares as provided herein, will be duly authorized and validly issued and will

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constitute the legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and similar laws of general application affecting rights and remedies of creditors and other obligees and to general equitable principles.

     4.5 NONCONTRAVENTION. Neither the execution and delivery of this Agreement or the Stock Pledge Agreement by Buyer, nor the consummation of any of the transactions contemplated hereby or thereby, nor compliance with any of the provisions hereof or thereof, will violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or suspension of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien (other than that created by the Stock Pledge Agreement) upon any of the properties or assets of Buyer under, any of the terms, conditions or provisions of Buyer's certificate of incorporation or by-laws, or any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or instrument to which it is a party or to which it or its properties may be subject, or any statute, rule, regulation, judgment, order, decree or other legal requirement applicable to Buyer.

     SECTION 5.  CONDITIONS TO OBLIGATIONS OF SELLER AND SVU.

     The obligations of Seller and SVU to proceed to Closing shall be subject to the fulfillment (or waiver by Seller and SVU), on or prior to the Closing Date, of each of the following conditions:

          (a) The representations and warranties of Buyer contained herein shall have been true and correct when made and shall be true and correct as of the Closing Date; and Buyer shall have performed and complied with all agreements, covenants and obligations hereunder which by the terms hereof are to be performed or complied with on or before such Closing Date;

          (b) All corporate and other proceedings of Buyer in connection with the transactions contemplated by this Agreement, and all documents and instruments incident to such corporate proceedings, shall be reasonably satisfactory in substance and form to Seller, SVU and their counsel, and Seller and SVU and their counsel shall have received all such documents and instruments, or copies thereof, certified if requested, as may be reasonably requested; and

          (c) The Reorganization shall have been consummated pursuant to the Reorganization Agreement.

     SECTION 6.  CONDITIONS TO OBLIGATIONS OF BUYER.


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     The obligation of Buyer to proceed to Closing shall be subject to the fulfillment (or waiver by Buyer), on or prior to the Closing Date, of each of the following conditions:

          (a) The representations and warranties of Seller and SVU contained herein shall have been true and correct when made and shall be true and correct as of the Closing Date; and Seller and SVU shall have performed and complied with all agreements, covenants and conditions hereunder which by the terms hereof are to be performed or complied with on or before such Closing Date;

          (b) All corporate and other proceedings of Seller and SVU in connection with the transactions contemplated by this Agreement, and all documents and instruments incident to such corporate proceedings, shall be reasonably satisfactory in substance and form to Buyer and its counsel, and Buyer and its counsel shall have received all such documents and instruments, or copies thereof, certified if requested, as may be reasonably requested;

          (c) The Reorganization shall have been consummated pursuant to the Reorganization Agreement; and

          (d) Buyer shall have received a financing commitment or other reasonable assurances from one or more underwriters, placement agents or other financing sources (on terms and conditions reasonably acceptable to each of Buyer, Phar-Mor and ShopKo) that Buyer (together with its Subsidiaries from and after the Effective Date) may obtain financing of at least $100 million, and all documents and deliveries necessary to consummate such financing shall be completed at or before Closing and held in escrow pending the Effective Date.


     SECTION 7.  INDEMNIFICATION.

     7.1  RIGHT TO INDEMNIFICATION.

          Seller and SVU, jointly and severally, hereby indemnify, hold harmless and agree to reimburse, Buyer from and against any and all claims, losses, damages, costs (including, without limitation, court costs and attorneys' fees), expenses and liabilities (collectively, "Claims") suffered, incurred, or sustained by Buyer on account of any misrepresentation, breach of warranty, or nonfulfillment of any agreement on the part of SVU or Seller under this Agreement. Buyer hereby indemnifies, holds harmless and agrees to reimburse SVU and Seller from and against any and all Claims suffered, incurred or sustained by SVU or Seller on account of any misrepresentation, breach of warranty, or nonfulfillment of any agreement on the part of Buyer under this Agreement.

     7.2 RIGHT TO CONTEST. Before being required to make any payment pursuant to Section 7.1 hereof, Seller and SVU, on the one hand, or Buyer, on the other hand, whichever is the


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indemnifying party (the "Indemnifying Party"), may, at its expense, elect to undertake and control the defense of, and take all necessary steps properly to contest any, claim, liability or action in respect thereof involving third parties or to prosecute such contest or action to conclusion or settlement satisfactory to the party to be indemnified (the "Indemnified Party"), subject to the consent of the Indemnified Party. The Indemnified Party shall notify the Indemnifying Party of any claims to indemnification involving third parties it may wish to assert pursuant to Section 7.1 hereof as soon as reasonably practicable; thereafter, the Indemnified Party shall, at the expense of the Indemnifying Party, cooperate fully with the Indemnifying Party in the conduct of any such contest or action. If the Indemnifying Party does not make such election, it shall be bound by whatever result is obtained by the Indemnified Party respecting such third party matter.

SECTION 8.  TERMINATION; BREACH.

     8.1 TERMINATION. In the event the Reorganization Agreement is terminated pursuant to Section 6.1 of the Reorganization Agreement, then this Agreement shall terminate simultaneously therewith and neither party shall have any further obligation hereunder; provided, however, that nothing in this section shall release any party hereto from liability for any breach of this Agreement.

     8.2 BREACH. The parties agree and understand that the transactions contemplated herein are material parts of and integral to the Reorganization and that, in the event a party breaches its obligations hereunder, monetary damages may be insufficient to compensate the other party. Accordingly, the parties agree that, in the event of a breach by a party of any of its obligations hereunder, the other party shall be entitled to all remedies available at law or in equity (including the remedies of injunction or specific performance.)

SECTION 9.  MISCELLANEOUS.

     9.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained herein shall survive Closing.

     9.2 NOTICES. All notices and other communications hereunder shall be in writing (including telex or similar writing) and shall be deemed given if delivered in person or by messenger, cable, telegram or telex or facsimile transmission or by a reputable overnight delivery service which provides for evidence of receipt to the parties at the following addresses or telecopier numbers (or at such other address, or telecopy number for a party as shall be specified by like notice):

     If to SVU or Seller, to:

          11840 Valley View Road
          Eden Prairie, MN 55440
          Attn: General Counsel

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     with a copy to:

          Elliott Stein, Esq.
          Wachtel, Lipton, Rosen and Katz
          51 West 52nd Street
          New York, NY   10019

     If to Buyer, to:

          3000 K Street, N.W.
          Suite 105
          Washington, D.C. 20007-5116
          Attn: Robert Haft, Chairman of the Board

     with a copy to:

          Morris F. DeFeo, Jr., Esq.
          Swidler & Berlin, Chartered
          3000 K Street, N.W.
          Washington, D.C. 20007-5116

     9.3 INTERPRETATION. When reference is made in this Agreement to Exhibits or Sections, such reference shall be to an Exhibit to or Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     9.5 ENTIRE AGREEMENT. This Agreement (including the documents and instruments referred to herein), together with the Reorganization Agreement, constitute all of the agreements with respect to the subject matter set forth herein and supersede all prior and contemporaneous agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

     9.6 SEVERABILITY; SAVINGS. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law; provided, that if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such

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provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     9.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law of such state.

     9.8 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto, whether by operation of law or otherwise, without the express prior written consent of each of the other parties hereto. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors, heirs, legal representatives and permitted assigns.

     9.9 AMENDMENT. This Agreement may be amended only by a written instrument signed by Buyer, Seller and SVU.

                       [Signatures Appear on Next Page]

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     IN WITNESS WHEREOF, each party hereto has caused this Agreement to be signed by its respective officer thereunto duly authorized as of the date first above written.

                                  SuperValu Inc.

                                       By: /s/ Jeffrey Girard
                                          --------------------------------------

                                         Name:   Jeffrey Girard

                                         Title:  Executive Vice President



                                  Supermarket Operators of America, Inc.

                                       By: /s/ Jeffrey Girard
                                          --------------------------------------

                                         Name:   Jeffrey Girard

                                         Title:  President

                                  Cabot Noble, Inc.

                                       By: /s/ Robert M. Haft
                                          --------------------------------------

                                         Name:   Robert M. Haft

                                         Title:  Chairman of the Board and Chief
                                                 Executive Officer

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